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                                                                 EXHIBIT (10)(b)







                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the inclusion, in this Post-Effective Amendment No. 9 to the Registration Statement under the Securities Act of 1933, as amended, filed on Form N-4 (File No. 33-70926) for the Provident Mutual Variable Annuity Separate Account, of the following reports:


     1. Our report dated January 18, 2002 on our audits of the financial statements of Provident Mutual Life Insurance Company and Subsidiaries as of December 31, 2001 and 2000 and for each of the three years in the period ending December 31, 2001.


     2. Our report dated January 18, 2002 on our audits of the financial statements of the Provident Mutual Variable Annuity Separate Account (comprising forty-two subaccounts) as of December 31, 2001, and the related statements of operations for the year then ended and the statement of changes in net assets for each of the two years in the period then ended.


     We also consent to the reference to our Firm under the caption "Experts" and "Financial Statements".



/s/ PRICEWATERHOUSECOOPERS LLP




Philadelphia, Pennsylvania
April 24, 2002